                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                              LG&E Energy Corp.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

[LOGO]

                                                                  March 28, 1994

Dear LG&E Energy Corp. stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of LG&E Energy Corp. to be held Tuesday, May 24, 1994, at 10:00 a.m. at the Hyatt Regency Louisville, 320 W. Jefferson Street, Louisville, Kentucky.

    Business matters to be acted upon at the meeting are the election of three directors to three-year terms expiring in 1997, approval of the independent auditors for 1994, approval of a stock option plan for non-employee directors, and the transaction of any other business properly brought before the meeting. We will also report on the progress of LG&E Energy and stockholders will have the opportunity to present questions of general interest.

    We encourage you to carefully read the proxy statement and complete, sign and return your proxy in the envelope provided, even if you plan to attend the meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and choose to do so.

    If you plan to attend the Annual Meeting, please fill out the ticket request attached to the form of proxy and return it with your proxy. An admission card will be mailed to you prior to the meeting. If you wish to attend the meeting but do not have a ticket, you will be admitted to the meeting after presenting personal identification and evidence of ownership.

    The directors and officers of LG&E Energy appreciate your continuing interest in the business of LG&E Energy. We hope you can join us at the meeting.

                                          Sincerely,

                                          [Signature]

                                          Roger W. Hale
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of LG&E Energy Corp. ("LG&E Energy"), a Kentucky corporation, will be held at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky, on Tuesday, May 24, 1994, at 10:00 a.m. for the following purposes:

    1.  To elect three directors, each for a three-year term expiring in 1997;

    2. To approve and ratify the appointment of Arthur Andersen & Co., certified public accountants, as independent auditors of LG&E Energy for 1994;

    3. To approve the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors; and

    4.  To transact such other business as may properly come before the meeting.

    The close of business on March 15, 1994, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE AS SOON AS POSSIBLE. Your cooperation in signing and returning your proxy promptly is greatly appreciated.

                                          By Order of the Board of Directors,
                                          Dorothy E. O'Brien, Secretary
                                          LG&E Energy Corp.
                                          220 West Main Street
                                          Louisville, Kentucky 40202
March 28, 1994

                                PROXY STATEMENT
                              --------------------

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 1994
                             ----------------------

    The Board of Directors of LG&E Energy hereby solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the Annual Meeting of Stockholders to be held May 24, 1994, and at any adjournment of such meeting. The meeting will be held at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky. This proxy statement and the accompanying proxy were first mailed to stockholders on or about March 28, 1994.

    If you plan to attend the meeting, please complete the ticket request form attached to your proxy and return it promptly. An admission card, which will expedite your admission to the meeting, will be mailed to you prior to the meeting. Stockholders who do not have an admission card, including beneficial owners whose accounts are held by brokers or other institutions, will be admitted to the meeting upon presentation of personal identification and, in the case of beneficial owners, proof of ownership.

    At the close of business on March 15, 1994, the record date for the Annual Meeting, there were 32,988,441 shares of Common Stock of LG&E Energy outstanding and entitled to vote. LG&E Energy has no other voting securities. Owners of record of LG&E Energy's Common Stock at the close of business on March 15, 1994, are entitled to one vote per share for each matter presented at the Annual Meeting or any adjournment thereof. In addition, each stockholder has cumulative voting rights with respect to the election of directors. Accordingly, in electing directors, each stockholder is entitled to as many votes as the number of shares of stock owned multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among two or more nominees. The persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion.

    You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of LG&E Energy, by delivery of a later dated proxy, or by attending the Annual Meeting and voting in person. Signing a proxy does not preclude you from attending the meeting in person.

    Directors are elected by a plurality of the votes cast by the holders of LG&E Energy's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by withholding authority, broker nonvote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

    The affirmative vote of a majority of shares of LG&E Energy Common Stock represented at the Annual Meeting is required for the approval of the independent auditors, the approval of the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors and any other matters that may properly come before the meeting. Abstentions from voting on any such matter are treated as votes against, while broker nonvotes are treated as shares not voted.

    The Annual Report to Stockholders of LG&E Energy (the "Annual Report"), including financial statements, is enclosed with this proxy statement.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    The Board of Directors of LG&E Energy presently consists of ten members. The directors are classified into three classes, as nearly equal in number as possible, with respect to the time for which they are to hold office. One class of directors is elected at each year's Annual Meeting to serve for three-year terms and to continue in office until their successors are elected and qualified.

    At this Annual Meeting, the following three persons are proposed for election to the Board of Directors for three-year terms expiring at the 1997 Annual Meeting: William C. Ballard, Jr., S. Gordon Dabney and T. Ballard Morton, Jr. All of the nominees are presently directors of LG&E Energy and Louisville Gas and Electric Company ("LG&E"), the principal subsidiary of LG&E Energy.

    The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented on the proxy cards returned to LG&E Energy will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

                    INFORMATION ABOUT DIRECTORS AND NOMINEES

    The following contains certain information as of March 3, 1994, concerning the nominees for director, as well as the directors whose terms of office continue after the 1994 Annual Meeting.

NOMINEES FOR DIRECTOR WITH TERMS EXPIRING AT 1997 ANNUAL MEETING OF STOCKHOLDERS

    WILLIAM C. BALLARD, JR. (AGE 53)

    Mr. Ballard has been of counsel to the law firm of Greenebaum Doll & McDonald since May 1992. He served as Executive Vice President and Chief Financial Officer from 1978 until May 1992, of Humana, Inc., a healthcare services company. Mr. Ballard is a graduate of the University of Notre Dame, and received his law degree, with honors, from the University of Louisville School of Law. He also received a Master of Law degree in taxation from Georgetown University. Mr. Ballard has been a director of LG&E Energy since August 1990 and of LG&E since May 1989. Mr. Ballard is also a member of the Board of Directors of United Healthcare Corp., MidAmerica Bancorp, Vencor, Inc., American Safety Razor, Inc., McGaw Inc. and Arjo, A.B.

    S. GORDON DABNEY (AGE 65)

    Mr. Dabney has been President since 1955 of Standard Foods, Inc., which is engaged in the food processing business. Mr. Dabney attended the University of Florida. He has been a director of LG&E Energy since August 1990 and of LG&E since January 1987. Mr. Dabney is also a member of the Board of Directors of First Kentucky National Corporation and National City Bank of Kentucky.

    T. BALLARD MORTON, JR. (AGE 61)

    Mr. Morton has been Executive in Residence at the College of Business and Public Administration of the University of Louisville since 1983. Mr. Morton is a graduate of Yale University. Mr. Morton has been a director of LG&E Energy since August 1990 and of LG&E since May 1967. Mr. Morton is also a member of the Board of Directors of PNC Bank, Kentucky, Inc. and the Kroger Company.

DIRECTORS WHOSE TERMS EXPIRE AT 1995 ANNUAL MEETING OF STOCKHOLDERS

    OWSLEY BROWN II (AGE 51)

    Mr. Brown was named the Chief Executive Officer of Brown-Forman Corporation, a consumer products company, in July 1993, and has been President of Brown-Forman Corporation since 1987. Mr. Brown is a graduate of Yale University, and received his master's degree in business administration from Stanford University. He has been a director of LG&E Energy since August 1990 and of LG&E since May 1989. Mr. Brown is also a member of the Board of Directors of Brown-Forman Corporation, Hilliard Lyons Trust Company and NACCO Industries, Inc.

    GENE P. GARDNER (AGE 64)

    Mr. Gardner has been Chairman of Beaver Dam Coal Company, which is engaged in the ownership and development of coal properties, since April 1983. Mr. Gardner is a graduate of the University of Louisville and of the Advanced Management Program of the University of Virginia, Colgate-Darden Graduate School of Business. Mr. Gardner has been a director of LG&E Energy since August 1990 and of LG&E since July 1979. He is also a member of the Board of Directors of Commonwealth Bank and Trust Company, Commonwealth Financial Corporation and Thomas Industries, Inc.

    J. DAVID GRISSOM (AGE 55)

    Mr. Grissom has been Chairman of Mayfair Capital, Inc., a private investment firm, since April 1989. He served as Chairman and Chief Executive Officer of Citizens Fidelity Corporation from April 1977 until March 31, 1989. Upon the acquisition of Citizens Fidelity Corporation by PNC Financial Corp. in February 1987, Mr. Grissom served as Vice Chairman and a Director of PNC Financial Corp. until March 1989. Mr. Grissom is a graduate of Centre College and the University of Louisville School of Law. Mr. Grissom has been a director of LG&E Energy since August 1990 and of LG&E since January 1982. He is also a member of the Board of Directors of Capital Holding Corporation, Churchill Downs, Inc., Columbia/HCA Healthcare Corporation, Transco Energy Co., Regal Cinemas, Inc. and Sphere Drake Holdings LTD.

DIRECTORS WHOSE TERMS EXPIRE AT 1996 ANNUAL MEETING OF STOCKHOLDERS

    ROGER W. HALE (AGE 50)

    Mr. Hale has been a Director and Chairman of the Board, President and Chief Executive Officer of LG&E Energy since August 1990. Mr. Hale has also been Chief Executive Officer and a Director of LG&E since June 1989, Chairman of the Board of LG&E since February 1, 1990, and served as President of LG&E from June 1989 until January 1, 1992. Prior to his coming to LG&E, Mr. Hale served as Executive Vice President of Bell South Enterprises, Inc. Mr. Hale is a graduate of the University of Maryland, and received a master's degree in management from the Massachusetts Institute of Technology, Sloan School of Management. Mr. Hale is also a member of the Board of Directors of PNC Bank, Kentucky, Inc. and H&R Block, Inc.

    DAVID B. LEWIS (AGE 49)

    Mr. Lewis is a founding partner of the law firm of Lewis, White & Clay, a Professional Corporation, in Detroit, Michigan. Since 1972, Mr. Lewis has served as Chairman of the Board and a Director of the firm. Mr. Lewis is a graduate of Oakland University and received his law degree from the University of Michigan Law School. He also received a master's degree in business administration from the University of Chicago Graduate School of Business. Mr. Lewis has been a director of LG&E Energy and LG&E since November 1992. Mr. Lewis is also a member of the Board of Directors of Consolidated Rail Corporation (Conrail), and serves or has served as a board member for numerous educational, cultural and civic organizations in the Detroit and Washington, D.C. areas.

    ANNE H. MCNAMARA (AGE 46)

    Mrs. McNamara has been Senior Vice President -- Administration and General Counsel of AMR Corporation and its subsidiary, American Airlines, Inc. since June 1988. Mrs. McNamara is a graduate of Vassar College, and received her law degree from Cornell University. She has been a director of LG&E Energy and LG&E since November 1991.

    DONALD C. SWAIN (AGE 62)

    Dr. Swain has been President of the University of Louisville since April 1981. Dr. Swain is a graduate of the University of Dubuque. He received his master's and doctoral degrees in history from the University of California at Berkeley. He has been a director of LG&E Energy since August 1990 and of LG&E since May 1985. Dr. Swain is also a member of the Board of Directors of PNC Bank, Kentucky, Inc.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

    Each member of the Board of Directors of LG&E Energy is also a director of LG&E. The committees of the Board of Directors of LG&E Energy include an Audit Committee, a Compensation Committee and a Nominating and Development Committee. The directors who are members of the various committees of LG&E Energy serve in the same capacity for purposes of the LG&E Board of Directors.

    During 1993, there were seven regular meetings and one special meeting of the LG&E Energy Board. All directors attended 75% or more of the total number of meetings of the Board of Directors and Committees of the Board on which they served, except Owsley Brown II, who attended 65%.

COMPENSATION OF DIRECTORS

    Directors who are also officers of LG&E Energy or its subsidiaries receive no compensation in their capacities as directors. During the first quarter of 1993, directors received a retainer of $1,083 per month, or $13,000 annually ($14,000 annually for committee chairmen), a fee for Board meetings of $850 per meeting and a fee for each committee meeting of $700. Effective April 1, 1993, the retainer fee was increased to $1,250 per month, or $15,000 annually ($16,000 for committee chairmen), and the fee for committee meetings was increased to $750. Non-employee directors residing out of the Louisville area receive reimbursement for expenses incurred in traveling to meetings, and receive an additional $750 compensation for each Board meeting they attend. The foregoing amounts represent the aggregate fees paid to directors in their capacities as directors of LG&E Energy and LG&E.

    Non-employee directors of LG&E Energy and its subsidiaries may elect to defer all or a part of their fees (including retainers, fees for attendance at regular and special meetings, committee meetings and travel compensation) pursuant to the LG&E Energy Corp. Deferred Stock Compensation Plan (the "Deferred Stock Plan"). Each deferred amount is credited by LG&E Energy to a bookkeeping account and then is converted into a stock equivalent on the date the amount is credited. The number of stock equivalents credited to the director is based upon the average of the high and the low sale price of LG&E Energy Common Stock on the New York Stock Exchange for the five trading days prior to the conversion. Additional stock equivalents will be added to stock accounts at the time that dividends are declared on LG&E Energy Common Stock, in an amount equal to the amount of LG&E Energy Common Stock that could be purchased with dividends that would be paid on the stock equivalents if converted to LG&E
Energy Common Stock. In the event that LG&E Energy is a party to any consolidation, recapitalization, merger, share exchange or other business combination in which all or a part of the outstanding LG&E Energy Common Stock is changed into or exchanged for stock or other securities of the other entity or LG&E Energy, or for cash or other property, the stock account of a participating director shall be converted to such new securities or consideration equal to the amount each share of LG&E Energy Common Stock receives, multiplied by the number of share equivalents in the stock account.

    A director will be eligible to receive a distribution from his or her account only upon termination of service, death, retirement or otherwise.
Following departure from the Board, the distribution will occur, at the director's election, either in one lump sum or in no more than five annual installments. The distribution will be made, at the director's election, either in LG&E Energy Common Stock or in cash equal to the then-market price of the LG&E Energy Common Stock allocated to the director's stock account. At March 3, 1994, six directors were participating in the Deferred Stock Plan.

    Subject to approval by the stockholders at this Annual Meeting, on December 1, 1993 the Board of Directors of LG&E Energy Corp. adopted the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors (the "Stock Option Plan"). Pursuant to the terms of the Stock Option Plan, on February 2, 1994 each director was awarded a grant of an option to purchase 2,000 shares of LG&E Energy Common Stock, which option may be exercised after February 2, 1995. Directors will be awarded a grant of an option for 2,000 shares of LG&E Energy Common Stock annually following the adoption of the Stock Option Plan by stockholders. The Stock Option Plan is discussed in detail under Proposal No. 3 on page 7 of this proxy statement.

AUDIT COMMITTEE

    The Audit Committee of the Board is composed of Messrs. Dabney, Brown, Gardner and Lewis, Dr. Swain and Mrs. McNamara. During 1993, the Audit Committee maintained direct contact with the independent auditors and LG&E's Internal Auditor to review the following matters: the adequacy of LG&E Energy's and its subsidiaries' accounting and financial reporting procedures; the adequacy and effectiveness of LG&E Energy's and its subsidiaries' system of internal accounting controls; the scope and results of the annual audit and any other matters relative to the audit of LG&E Energy's and its subsidiaries' accounts and its financial affairs that the Committee, the Internal Auditor, or the independent auditors deemed necessary. The Audit Committee met three times during 1993.

COMPENSATION COMMITTEE

    The Compensation Committee, composed of non-employee directors, approves the compensation of the Chief Executive Officer and the executive officers of LG&E Energy and its subsidiaries. The Committee makes recommendations to the full Board regarding benefits provided to executive officers and the establishment of various employee benefit plans. The members of the Compensation Committee are Messrs. Ballard, Dabney, Gardner, Grissom and Morton and Mrs. McNamara. The Compensation Committee met three times during 1993.

NOMINATING AND DEVELOPMENT COMMITTEE

    The Nominating and Development Committee is composed of the Chairman of the Board and certain other directors. The Committee reviews and recommends to the Board of Directors nominees to serve on the Board and their compensation. The Committee considers nominees suggested by other members of the Board, by members of management and by stockholders. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at an annual meeting, stockholder recommendations must be submitted in writing to the Secretary of LG&E Energy not later than 120 days prior to the meeting. In addition, the Articles of Incorporation and Bylaws of LG&E Energy contain procedures governing stockholder nominations for election of directors at a stockholders' meeting. The Nominating and Development Committee also provides advice and counsel as necessary to executive management concerning business development activities of LG&E Energy.

    The members of the Nominating and Development Committee are Messrs. Ballard, Brown, Grissom, Hale, Lewis and Morton, and Dr. Swain. The Nominating and Development Committee met twice during 1993.

                     OWNERSHIP OF LG&E ENERGY COMMON STOCK

    LG&E Energy does not know of any stockholder who, as of March 3, 1994, beneficially owned more than five percent of LG&E Energy's outstanding Common Stock.

    The table below shows information concerning beneficial ownership by each director, each nominee for director, each executive officer named in the Summary Compensation Table beginning on page 15 of this proxy statement (the "Summary
Compensation Table"), and all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with a member of his or her family) with respect to the shares set forth on the following table.

                                                                          SHARES
                                                                       BENEFICIALLY
                                                                           OWNED
NAME OF BENEFICIAL OWNER                                                  (1)(2)
- ---------------------------------------------------------------------  -------------
William C. Ballard, Jr.                                                       6,402
Owsley Brown II                                                               1,000
Edward J. Casey, Jr.                                                         11,953
S. Gordon Dabney                                                              2,800
Gene P. Gardner                                                               4,850
J. David Grissom                                                              2,537
Roger W. Hale                                                                31,330
David B. Lewis                                                                  400
Anne H. McNamara                                                                300
Charles A. Markel III                                                        10,446
T. Ballard Morton, Jr.                                                        3,000
Victor A. Staffieri                                                           4,074
Donald C. Swain                                                                 300
Stephen R. Wood                                                              10,355
All Directors and Executive Officers as a group (3)                         128,266

- ------------------------
(1) Does not include the following shares of Energy Common Stock credited to participating director's accounts under the Deferred Stock Plan as of March 3, 1994: Mr. Brown, 378 shares; Mr. Dabney, 1,820 shares; Mr. Gardner, 1,826 shares; Mrs. McNamara, 465 shares; Mr. Morton, 1,757 shares; and Dr. Swain, 476 shares.
(2) Includes shares subject to stock options granted under LG&E Energy's Omnibus Long-Term Incentive Plan, exercisable within 60 days following March 3, 1994, as follows: Mr. Hale, 14,268 shares; Mr. Casey, 9,771 shares; Mr. Markel, 8,777 shares; Mr. Staffieri, 3,974 shares; and Mr. Wood, 8,531 shares.
(3) For each director and nominee, the number of shares of LG&E Energy Common Stock beneficially owned as of March 3, 1994 is less than two tenths of one percent of the total LG&E Energy Common Stock outstanding on that date, and the total number of shares beneficially owned by all directors and executive officers as a group is less than one half of one percent of the then-outstanding LG&E Energy Common Stock. In the case of employees, the share total shown includes 4,052 shares of LG&E Energy Common Stock representing an interest in shares held in trust under LG&E's Employee Stock Ownership Plan, with respect to which employees have voting power but not investment power.

    The Securities Exchange Act of 1934, as amended, requires LG&E Energy's officers and directors to file reports of ownership and changes in ownership of LG&E Energy Common Stock with the Securities and Exchange Commission. Based solely on a review of the copies of such forms and amendments thereto received by LG&E Energy, or written representations from the LG&E Energy officers and directors that no Forms 5 were required to be filed, LG&E Energy believes that during 1993 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met on a timely basis, with one exception. Mr. Chris Hermann timely filed a Form 3 after his appointment as Vice President and General Manager -- Wholesale Electric of LG&E, but inadvertently failed to disclose beneficial ownership of additional shares held jointly with a parent. An amended Form 3 was filed promptly after learning of the omission.

PROPOSAL NO. 2

                   APPROVAL OF INDEPENDENT AUDITORS FOR 1994

    Based upon the recommendation of the Audit Committee, the Board of Directors, subject to ratification by stockholders, has selected Arthur Andersen & Co. as independent auditors to audit the accounts of LG&E Energy and LG&E for the fiscal year ending December 31, 1994. Arthur Andersen has audited the accounts of LG&E Energy since its organization in 1990, has audited the accounts of LG&E for many years, and has provided certain other consulting services during 1993. The stockholders previously approved the employment of the firm at the Annual Meeting on May 11, 1993.

    Representatives of Arthur Andersen & Co. will be present at the Annual Meeting. Such representatives will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

PROPOSAL NO. 3

                         APPROVAL OF LG&E ENERGY CORP.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    The Board of Directors adopted the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors (the "Stock Option Plan") on December 1, 1993, subject to the approval of LG&E Energy's stockholders at the 1994 Annual Meeting. The Stock Option Plan is intended to benefit the non-employee directors of LG&E Energy. As of March 3, 1994, there were nine non-employee directors of LG&E Energy.

    Approval of the Stock Option Plan by stockholders is required as one of the conditions of Rule 16b-3, a rule promulgated by the SEC which provides an exemption from the operation of the "short-swing profit" recovery provisions of
Section 16(b) of the Securities Exchange Act of 1934, with respect to the acquisition of the options. Stockholder approval is also required by the New York Stock Exchange as a condition for listing the additional LG&E Energy Common Stock that may be issued upon the exercise of the options.

    The following summary of the Stock Option Plan is qualified in its entirety by reference to the Stock Option Plan itself. Any stockholder desiring a copy of the Stock Option Plan may obtain one by writing to: Corporate Secretary, LG&E Energy Corp., 220 W. Main Street, P.O. Box 32030, Louisville, Kentucky 40232.

OBJECTIVES OF THE STOCK OPTION PLAN

    The Stock Option Plan is designed to advance the interests of LG&E Energy by providing additional incentives to attract and retain as independent directors on the Board of Directors persons of training, experience and ability, to encourage a sense of proprietorship in these persons, and to stimulate their active interest in the development and financial success of LG&E Energy. The Stock Option Plan encourages increased director ownership in LG&E Energy and directly links the interests of directors and stockholders. The Stock Option Plan is intended to be in addition to, and not a replacement for, the LG&E Energy Corp. Deferred Stock Compensation Plan, which was approved by stockholders at the 1992 Annual Meeting and permits directors to elect to defer all or a portion of their fees and retainers, and credit them towards the purchase of LG&E Energy Common Stock.

ADMINISTRATION

    The Stock Option Plan is administered by the Chairman of the Board or such other individual as may be designated by the Board of Directors. The administrator of the Stock Option Plan may interpret the plan and make, amend and rescind rules and regulations relating to and consistent with the Stock Option Plan in order to carry out the purposes of the Stock Option Plan and ensure its orderly administration, except that the administrator shall have no authority or discretion as to persons eligible to receive options under the Stock Option Plan, or the number of shares covered by such options, which matters are specifically governed by the provisions of the Stock Option Plan.

    The Board has the power to suspend, terminate or amend the Stock Option Plan, except that shareholder approval is needed to increase the maximum number of shares of LG&E Energy Common Stock available under the Plan, to change the class of eligible participants or the number of shares for which options may be granted to any participant, to decrease the minimum option price below 100% of the fair market value of the stock subject thereto, to increase the period for exercising the options or to change certain requirements for exercise. In accordance with Rule 16b-3 of the Securities Exchange Act and the rules promulgated thereunder, however, in no event may any terms of the Stock Option Plan be amended more than once every six months, other than to comply with changes in the Internal Revenue Code or the rules thereunder.

ELIGIBILITY FOR AND DESCRIPTION OF AWARDS

    To be eligible to receive option grants, a director may not have been, within the preceding three years, an officer or employee of LG&E Energy or any of its subsidiaries and affiliates. Current members of the Board of Directors received a grant of an option for 2,000 shares of LG&E Energy Common Stock on February 2, 1994, subject to approval by stockholders at the 1994 Annual Meeting. Thereafter, upon initial election or appointment to the Board, each new director shall receive an option grant for 2,000 shares of LG&E Energy Common Stock. In the event that stockholders do not approve the Stock Option Plan by August 31, 1994, the plan shall automatically terminate and the option grants made to current members of the Board of Directors shall be cancelled. Following these initial grants, eligible directors will receive an annual grant of an option for 2,000 shares on the first Wednesday of each February.

    The option exercise price per share for each share of LG&E Energy Common Stock granted under the Stock Option Plan will be at 100% of the fair market value of the stock, which is determined by averaging the high and low price of LG&E Energy Common Stock as reported on the New York Stock Exchange for the week including the date of the option grant.

    Options granted will not be exercisable during the first twelve months from the date of grant and will terminate 10 years from the date of grant. Following vesting, options may be exercised in whole or in part. In the event of a tender offer or an exchange offer for shares of Common Stock, all then exercisable, but unexercised options granted under the Stock Option Plan will continue to be exercisable for thirty days following the first purchase of shares pursuant to such tender or exchange offer.

    An option may not be transferred or disposed of in any manner other than by will or under the laws of intestacy. Upon termination of an individual's service as a director for any reason, each unvested option held by such director will be cancelled. If a director's Board service is terminated for any reason other than death or removal from the Board, each vested option held by such director will be exercisable for three years following his or her termination date, but in no event beyond the option termination date. If the former director dies during the three-year period, each vested option held shall be exercisable by the legal representative of his or her estate or his or her heirs within the above mentioned three-year period or twelve months, whichever is longer. If an individual ceases to be a director by reason of death, each vested option is exercisable by the individual's legal representative of his or her estate or his or her heirs within the next twelve months. In the event a director is removed from the Board pursuant to Article Eighth of LG&E Energy's Articles of Incorporation, all of the option rights of such director shall immediately terminate, whether or not such an Option was exercisable at the time of termination.

NUMBER OF SHARES

    Not more than 250,000 shares of LG&E Energy Common Stock shall be issued upon exercise of options granted under the Stock Option Plan. The shares are to be made available from authorized but unissued shares of LG&E Energy Common Stock or through shares purchased on the open market for such purpose. If any outstanding option granted under the Stock Option Plan expires or terminates without having been exercised in full, the shares of LG&E Energy Common Stock subject to such unexercised option are not charged against the maximum limit of shares available under the Stock Option Plan and such shares become available for future grants of options under the Stock Option Plan. The number of shares subject to the Stock Option Plan and subject to awards outstanding under the plan will adjust with any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or any similar corporate change.

    The benefits allocable to the non-employee directors under the Stock Option Plan, if approved by stockholders, cannot be determined, as the benefits will depend on the price of the LG&E Energy Common Stock at the time the options are exercised. As noted above, each non-employee director received in February 1994 an option to purchase 2,000 shares of LG&E Energy Common Stock and each new non-employee director will receive an option for 2,000 shares. Thereafter, on the first Wednesday of each succeeding February, each continuing non-employee director will receive an annual grant of an option for 2,000 shares. The exercise price for the options granted in February 1994 was $38.59 per share. On March 15, 1994, the market value of LG&E Energy Common Stock was $36.75 per share based on the closing price on the New York Stock Exchange Composite Tape.

FEDERAL INCOME TAX CONSEQUENCES

    The grant of an option should not result in income for the director or in a deduction for LG&E Energy.

    The exercise of a stock option generally would result in ordinary income for the director and a deduction for LG&E Energy measured by the difference between the fair market value of the shares six months after the date of exercise and the option price, unless the director elects, in accordance with Internal Revenue Service regulations, to recognize income at the time of exercise.

    The foregoing is a summary of the principal federal income tax consequences of transactions under the Stock Option Plan. It does not describe all federal tax consequences under the Stock Option Plan, nor does it describe state or local tax consequences.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of LG&E Energy's Common Stock present in person or by proxy at the Annual Meeting will be required for approval of the Stock Option Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    On October 15, 1992, the Securities and Exchange Commission published new rules for executive compensation disclosure. These rules are intended to present shareholders with a clear and concise presentation of the compensation paid to executive officers and to make clear the reasoning of the Compensation Committee and the Board of Directors in making fundamental compensation decisions.

    Decisions on the compensation of LG&E Energy's officers are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director, and all decisions of the Compensation Committee relating to the compensation of LG&E Energy's executive officers are reviewed by the full Board of Directors, with the exception of grants of stock options and performance units, which are made solely by the Compensation Committee.

    The executive compensation program was developed and implemented after consultation with a worldwide, highly respected independent executive compensation consultant. That consultant has concluded that the structure of the executive compensation program and the target awards and opportunities provided to executives are consistent with the compensation and pay programs of comparable companies, including utilities and utility holding companies nationwide. The Compensation Committee and the Board of Directors has continued access to this compensation consultant as desired, and are provided with independent compensation data for their review.

    Set forth below is a report submitted by the members of the Compensation Committee addressing LG&E Energy's compensation policies for 1993 as they affected the executive officers of LG&E Energy, including the executive officers named in the following tables.

COMPENSATION PHILOSOPHY

    This report reflects LG&E Energy's compensation philosophy as set by the Committee and the Board of Directors, and as reflected in the salaries and awards paid to the executive officers of LG&E Energy and its subsidiaries. There are three major components of LG&E Energy's executive compensation program: (1) base salary; (2) short-term or annual incentives; and (3) long-term incentives. LG&E Energy developed its executive compensation program to focus on both short-term and long-term business objectives which are designed to enhance overall shareholder value. The short-and long-term incentives are premised on the belief that the interests of executives should be closely aligned with those of LG&E Energy's stockholders. Based on this philosophy, these two portions of each executive's total compensation package are placed at risk and are linked to the accomplishment of specific results that are designed to benefit LG&E Energy's stockholders in both the long and short term. Under this pay-for-performance approach, a highly competitive level of compensation can be earned in years of strong performance; conversely, in years of below-average performance compensation may decline below competitive benchmarks.

    The executive compensation program also recognizes that LG&E Energy's compensation practices must be competitive with utilities, utility holding companies, and other industries to ensure that a stable and successful management team can be recruited and retained. The Compensation Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that would be included in the index against which shareholder returns are compared. For this reason, the compensation peer group is not the same as the index in the Comparison of Five-Year Total Return graph included on page 14 of this proxy statement. In order to establish competitive compensation levels for all executive positions, the Committee establishes salaries and short-term benefit levels based upon compensation data from four utility and two all-industry surveys (the "Survey Group"), the latter of which consist of non-utility businesses with annual revenues of $1 billion to $2.5 billion. The Committee establishes long-term benefit levels based upon compensation data from a survey of utilities compiled by a national compensation consulting firm (the "Long-Term Survey Group"). In 1993, there were 57 utilities in the Long-Term Survey Group.

    The Committee establishes a target salary (the "Position Rate") for each executive at the 65th percentile of the average for executives in similar positions with companies in the Survey Group. Salaries, short-term and long-term incentives are based on this Position Rate as described below.

    In 1993, a new Federal tax law was passed which limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. Under transition rules adopted by the Internal Revenue Service, this new law is not expected to impact the Company with respect to executive compensation paid in 1994. The Compensation Committee is reviewing the new law and associated regulations, as well as the structure of its salary, short-term and long-term incentive programs.

    The compensation information set forth in other sections of this proxy statement, particularly with respect to the tabular information presented, reflects the considerations set forth in this report. The Base Salary, Short-Term Incentives, and Long-Term Incentives sections that follow address the compensation philosophy for all executive officers except for Mr. Roger W. Hale. Mr. Hale's compensation is determined in accordance with the terms of his Employment Agreement (see Chief Executive Officer Compensation on page 12 of this proxy statement).

BASE SALARY

    The base salaries for LG&E Energy executive officers are designed to be competitive with the Survey Group. The Position Rate represents the maximum base salary that an executive officer may receive. Actual base salaries are determined based on individual performance and experience.

SHORT-TERM INCENTIVES

    The short-term or annual incentives provide direct financial compensation to executives and reward them for meeting performance measures which are established at the beginning of each performance year. The performance goals are set taking into account economic and business factors known to company management, the Committee and the Board at the time the goals are established. The factors include external competition, inflation, and financial and market data and trends, as well as certain standards of excellence consistent with core company values. In 1993, short-term incentive payments for executive officers were based from 50% to 75% on Net Income Available for Common Stock (NIAC), 25% on Management Effectiveness, and from 10% to 25% on Customer Satisfaction. The percentages varied within the executive officer group based upon the nature of each individual's functional responsibilities. This component of the executive compensation program focuses executives on the tasks most immediately at hand and is based upon priorities which are tailored for each performance year.

    In 1993, the amount of an executive officer's short-term incentive award (the "targeted amount") was expressed as a percentage of Position Rate, with the officer being entitled to receive from 0% to 150% of such targeted amount dependent on Company performance and individual performance. Targeted amounts for 1993 ranged from 26% to 40% of Position Rate for each executive officer and approached the 65th percentile of the level of such awards granted to comparable executives employed by companies in the Survey Group.

LONG-TERM INCENTIVES

    On June 11, 1990, the stockholders of LG&E Energy approved the Omnibus Long-Term Incentive Plan (the "Long-Term Plan"). The Long-Term Plan is administered by a committee of not less than three directors of LG&E Energy who are appointed by the Board of Directors. At this time, the Compensation Committee administers the Long-Term Plan. The Long-Term Plan provides for the grant of any or all of the following types of awards: stock options; stock appreciation rights; restricted stock; and performance units and performance shares. To date, the Committee has chosen to award stock options, stock appreciation rights and performance units to executive officers.

    The  Compensation  Committee establishes  an  aggregate amount  of long-term benefits by grouping the executives into three categories, based on job description and content. The Committee sets within each group the percentage of an individual's Position Rate to be paid in options and the percentage to be paid in performance units, so that, in the judgement of the Committee, an individual receives an amount of stock options and performance units approximately equal in value. The aggregate value of the stock options and performance units (expressed as a percentage of Position Rate) is intended to equal the amount of long-term benefits (expressed as a percentage of salary) payable to executives in similar positions with utilities in the 60th percentile of the Long-Term Survey Group. Stock options are awarded annually at fair market value at the time of grant and vest after one year has elapsed. The options are exercisable over a nine-year term. Compensation awards are thus tied to stock price appreciation in excess of the stock's value at time of grant, rewarding executives as if they shared in the ownership of LG&E Energy. The number of shares subject to options is determined by taking the amount of the executive's Position Rate to be paid in options, as determined above, and dividing that amount by the fair market value of LG&E Energy Common Stock on the date of the grant. Prior awards are not considered when making new grants.

    The Long-Term Plan also features the award of performance units, which are basically equivalent to one share of LG&E Energy Common Stock. The number of performance units granted is determined by taking the amount of the executive's Position Rate to be paid in performance units, as determined above, and dividing that amount by the Fair Market Value of LG&E Energy Common Stock on the date of the grant. Each executive officer is entitled to receive from 0% to 150% of the performance units contingently awarded to the executive based on the Company's:

    (1) total shareholder return, which is defined as share price increase plus dividends paid divided by share price at beginning of the period; and

    (2) return on invested capital over a three-year period compared to a goal set internally.

    Total shareholder return is determined through comparing LG&E Energy's total shareholder return over a three-year period to that of the utility holding companies and gas and electric utilities in the Salomon Brothers Electric Utilities Index at the time the Long-Term Plan was established in 1990.*

    The value of the performance units is substantially dependent upon the changing value of LG&E Energy's Common Stock in the marketplace. Because of changes to effective tax rates produced through the adoption of the Revenue Reconciliation Act of 1993, the Committee determined that 50% of the 1993 performance unit award be paid in LG&E Energy Common Stock and 50% in cash, rather than 65% in stock and 35% in cash, as in the previous year. For the same reason, the performance units awarded in 1991 and 1992 also were changed to a 50%/50% payout from a 65%/35% payout.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In 1993, the Chief Executive Officer of LG&E Energy, Mr. Roger W. Hale, was compensated pursuant to an employment agreement dated April 1989, as updated by Board actions in 1990, which was originally developed to induce him to move to LG&E from another company. Mr. Hale entered into a new employment contract with LG&E Energy in November 1993; the new agreement had no effect on Mr. Hale's compensation as discussed in this report. This agreement dictates his short-term incentive target award and long-term incentive opportunities, including stock option and performance share plan grants made during 1993. The Committee compares Mr. Hale's compensation to that
- ------------------------
* While similar, the utilities in the Salomon Brothers Index are not necessarily the same as the utilities in the Standard & Poor's Utility Index used in the Company Performance Graph on page 14 of this proxy statement. The Salomon Brothers Index was selected by the Committee at the time awards were originally made under the Long-Term Plan, and in the judgement of the Committee, continues to represent an appropriate peer group for compensation purposes.

for chief executive officers of companies contained in the Survey Group, as well as approximately 20 electric and gas utilities and holding companies, with comparable revenues, market capitalization and asset size. In setting long-term awards, the Company also considers survey data from various compensation consulting firms. Details of Mr. Hale's 1993 compensation are set forth below.

    BASE SALARY. Mr. Hale was paid a base salary of $385,000 during 1993. This reflects an original employment contract rate, plus salary increases. The Committee, in determining annual salary increase, focused on Mr. Hale's individual performance (including his management effectiveness, as described below) and the level of increases provided to other LG&E Energy and LG&E employees. The 1993 increase was 5.5%.

    SHORT-TERM INCENTIVE. Mr. Hale's target short-term incentive award is 50% of base salary, as dictated by the employment agreement. Like all other executive officers receiving short-term incentive awards, Mr. Hale may receive from 0 to 150% of the targeted amount, based on Company performance and individual performance. His 1993 short-term incentive payout was based 75% on performance in corporate NIAC, and 25% on Management Effectiveness.

    The resulting payout for 1993 performance was 68% of base salary. The Committee considered Mr. Hale's management effectiveness in several areas in determining the final 1993 award. These included the increased profitability of LG&E Energy and LG&E, profitability of LG&E Energy subsidiaries, debt refinancings, customer satisfaction rating, and others.

    LONG-TERM INCENTIVE PAYOUT. In 1993, Mr. Hale received 4,807 options and 10,683 performance units. These amounts were determined in accordance with the terms of his employment agreement. The terms of the options and performance units (including the manner in which performance units are earned) for Mr. Hale are the same as for other executive officers, as described under the heading "Long-Term Incentives."

    In the 1991-1993 period, LG&E Energy exceeded the target for Total Shareholder Return, but was somewhat below target in its ROIC performance. Performance was at the 88th percentile of its comparison group in Total Shareholder Return, and at 75% of targeted ROIC performance. That resulted in a payout equal to 112.5% of the approved target. In addition, the market value of LG&E Energy Common Stock increased from $25.86 at grant to $40.50 during the performance period. This further increased the value of the payout of the performance units awarded to Mr. Hale in 1991.

    OTHER BENEFITS. Mr. Hale receives LG&E Energy contributions to thrift and savings plans, similar to those of other employees.

MEMBERS OF THE COMPENSATION COMMITTEE

William C. Ballard, Jr., Chairman
S. Gordon Dabney
Gene P. Gardner
J. David Grissom
Anne H. McNamara
T. Ballard Morton, Jr.

                              COMPANY PERFORMANCE

    The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) to stockholders of LG&E Energy Common Stock from December 31, 1988 through December 31, 1993 with the Standard & Poor's 500 Composite Index and the Standard & Poor's Utility Index. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of LG&E Energy Common Stock.

                          [Filed under cover Form SE]

- ------------------------
(1) Total Shareholder Return assumes $100 invested on December 31, 1988 with quarterly reinvestment of dividends.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table shows the cash compensation paid or to be paid by LG&E Energy or any of its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the four most highly compensated officers of LG&E Energy (including certain officers of subsidiaries of LG&E Energy) in all capacities in which they served during 1991, 1992 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM COMPENSATION
                                                                                                --------------------------
                                                                    ANNUAL COMPENSATION
                                                             ---------------------------------      AWARDS
                                                                                      OTHER     ---------------   PAYOUTS
                                                                                     ANNUAL       SECURITIES     ---------
                                                                                     COMPEN-      UNDERLYING       LTIP
                   NAME AND                                   SALARY      BONUS      SATION      OPTIONS/ SARS    PAYOUTS
              PRINCIPAL POSITION                   YEAR         ($)        ($)       ($)(1)           (#)         ($)(2)
- ----------------------------------------------     -----     ---------  ---------  -----------  ---------------  ---------
Roger W. Hale                                         1993   $ 385,000  $ 261,800   $   9,387          4,807     $ 604,341
  Chairman of the Board,                              1992     365,000    205,300       8,127          5,367       412,405
  President and CEO                                   1991     343,000    200,000                      5,969             0
Edward J. Casey, Jr.                                  1993     193,000    120,566         441          2,553        48,195
  Group President,                                    1992     168,000    118,800         288          2,618        33,530
  LG&E Energy Services                                1991     135,000     73,400                      2,351             0
  (former position -- Executive
  Vice President and CFO)
Victor A. Staffieri                                   1993     175,000     75,097       3,883          2,087             0
  President, LG&E                                     1992     130,625(4)    72,352      2,738         1,887             0
  (former position -- Senior Vice President,
  Public Policy, and General Counsel)
Stephen R. Wood                                       1993     174,000     71,572       5,727          2,087        54,878
  Executive Vice President and Chief                  1992     163,000     57,445       3,171          2,357        38,640
  Administrative Officer                              1991     151,000     58,600                      2,676             0
  (former position -- Senior Vice President
   and
  Chief Administrative Officer, LG&E)
Charles A. Markel, III                                1993     163,000     54,714       4,897          1,820        48,195
  Corporate Vice President --                         1992     155,000     52,088       1,528          2,357        34,825
  Finance                                             1991     130,000     50,100                      2,351             0

                                                 ALL OTHER
                                                  COMPEN-
                   NAME AND                       SATION
              PRINCIPAL POSITION                  ($)(1)
- ----------------------------------------------  -----------
Roger W. Hale                                       11,417(3)
  Chairman of the Board,                            10,765
  President and CEO
Edward J. Casey, Jr.                                 6,874(3)
  Group President,                                   5,305
  LG&E Energy Services
  (former position -- Executive
  Vice President and CFO)
Victor A. Staffieri                                  1,462(3)
  President, LG&E                                  162,920(5)
  (former position -- Senior Vice President,
  Public Policy, and General Counsel)
Stephen R. Wood                                      4,588(3)
  Executive Vice President and Chief                 3,653
  Administrative Officer
  (former position -- Senior Vice President
   and
  Chief Administrative Officer, LG&E)
Charles A. Markel, III                               5,185(3)
  Corporate Vice President --                        4,755
  Finance

- ------------------------
(1) In order to facilitate the adoption of the new SEC disclosure rules regarding executive compensation, the SEC does not require that this column include information for fiscal years ended before December 15, 1992.
(2) The Long-Term Plan was established in 1990 and the first performance cycle was 1990-1992. Thus, no distributions took place prior to 1992.
(3) Includes employer contributions to 401(k) plan, nonqualified thrift plan and employer paid life insurance premiums in 1993 as follows: Mr. Hale, $2,968, $4,655 and $3,794 respectively; Mr. Casey, $2,968, $3,206 and $700 respectively; Mr. Wood, $2,633, $669 and $1,286 respectively; Mr. Staffieri, $0, $0 and $1,462 respectively; and Mr. Markel, $1,832, $2,427 and $926 respectively.
(4) Reported compensation is only for a portion of the year. Mr. Staffieri joined LG&E on March 15, 1992.
(5) Consists of moving and relocation expenses in excess of benefits available to all salaried employees, and $610 in employer paid life insurance premiums.

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN 1993 FISCAL YEAR

    The following table contains information at December 31, 1993 with respect to grants of stock options and stock appreciation rights (SARs) to the above-named executive officers:

                                   INDIVIDUAL GRANTS                                                     POTENTIAL
                         --------------------------------------                                     REALIZABLE VALUE AT
                             NUMBER OF          PERCENT OF                                            ASSUMED ANNUAL
                            SECURITIES             TOTAL                                              RATES OF STOCK
                            UNDERLYING         OPTIONS/SARS       EXERCISE                          PRICE APPRECIATION
                           OPTIONS/SARS         GRANTED TO         OR BASE                            FOR OPTION TERM
                              GRANTED          EMPLOYEES IN         PRICE      EXPIRATION   -----------------------------------
         NAME                 (#) (1)           FISCAL YEAR      ($/ SHARE)       DATE          0%($)        5%($)     10%($)
- -----------------------  -----------------  -------------------  -----------  ------------     ------      ---------  ---------
Roger W. Hale                    4,807                 19.1%      $   36.04      2/3/2003             0    $ 108,952  $ 276,107
Edward J. Casey, Jr.             2,553                 10.1           36.04      2/3/2003             0       57,865    146,640
Stephen R. Wood                  2,087                  8.3           36.04      2/3/2003             0       47,303    119,874
Victor A. Staffieri              2,087                  8.3           36.04      2/3/2003             0       47,303    119,874
Charles A. Markel, III           1,820                  7.2           36.04      2/3/2003             0       41,251    104,538

- ------------------------
(1) Options are awarded annually at fair market value at time of grant; options vest in one year and are exercisable over a ten-year term.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
              AGGREGATED OPTION/SAR EXERCISES IN 1993 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    The following table sets forth information with respect to the named executive officers concerning the exercise of options and/or SARs during 1993 and the value of unexercised options and SARs held by them as of December 31, 1993:

                                                                                      NUMBER OF
                                                                                     SECURITIES         VALUE OF
                                                                                     UNDERLYING       UNEXERCISED
                                                                                     UNEXERCISED      IN-THE-MONEY
                                                           SHARES                   OPTIONS/SARS    OPTIONS/SARS AT
                                                          ACQUIRED       VALUE      AT FY-END (#)    FY-END ($)(1)
                                                         ON EXERCISE    REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                                                         (#)          ($)       UNEXERCISABLE    UNEXERCISABLE
- ------------------------------------------------------  -------------  ----------  ---------------  ----------------
Roger W. Hale                                                 0           N/A       15,430/4,807    $195,430/$21,439
Edward J. Casey, Jr.                                          0           N/A        7,218/2,553     90,489/11,386
Stephen R. Wood                                             1,147       $17,723      6,444/2,087      79,989/9,308
Victor A. Staffieri                                           0           N/A        1,887/2,087      19,530/9,308
Charles A. Markel, III                                        0           N/A        6,957/1,820      87,895/8,117

- ------------------------
(1) Dollar amounts reflect market value of LG&E Energy Common Stock at year-end, minus the exercise price.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE
              LONG-TERM INCENTIVE PLAN AWARDS IN 1993 FISCAL YEAR

    The following table provides information concerning awards made to the named executive officers in 1993 under the Long-Term Plan.

                                           NUMBER     PERFORMANCE OR          ESTIMATED FUTURE PAYOUTS UNDER
                                         OF SHARES,    OTHER PERIOD             NON-STOCK PRICE BASED PLANS
                                          UNITS OR        UNTIL                     (NUMBER OF SHARES)
                                            OTHER       MATURATION    -----------------------------------------------
                 NAME                     RIGHTS(#)     OR PAYOUT       THRESHOLD(#)      TARGET(#)     MAXIMUM(#)
- ---------------------------------------  -----------  --------------  -----------------  -----------  ---------------
Roger W. Hale                                10,683       12/31/95            4,807          10,683         16,025
Edward J. Casey, Jr.                          1,276       12/31/95              574           1,276          1,914
Stephen R. Wood                                 938       12/31/95              422             938          1,407
Victor A. Staffieri                             938       12/31/95              422             938          1,407
Charles A. Markel, III                          819       12/31/95              369             819          1,229

    Each performance unit awarded represents the right to receive an amount payable 50% in LG&E Energy Common Stock and 50% in cash on the date of payout, the latter portion being payable in cash in order to facilitate the payment of taxes by the recipient. The amount of the payout is determined by the then-fair market value of LG&E Energy Common Stock. The Long-Term Plan rewards executives on a three-year rolling basis dependent upon: (1) the total shareholder return for shareholders and (2) return on capital. The target for award eligibility requires that LG&E Energy shareholders earn a total return at a preset level in comparison to that of the utility holding companies and gas and electric utilities in the Salomon Brothers Electric Utilities Index. The return on capital component of the Long-Term Plan is triggered by the actual return on capital exceeding preset levels of achievement established by the Compensation Committee prior to commencement of the period. The Committee sets a contingent award for each management level selected to participate in the Plan and such amount is the basis upon which incentive compensation is determined. Depending on the level of achievement, the participant can receive from zero to 150% of the contingent award amount. Payments made under the Long-Term Plan in 1993 are reported in the summary compensation table for the year of payout.

PENSION PLANS

    The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under LG&E Energy's qualified defined benefit pension plans, as well as non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations for qualified plan benefits, based on the remuneration that is covered under the plan and years of service with the Company and its subsidiaries:

                               PENSION PLAN TABLE

                                                            30
                     15           20           25         OR MORE
                  YEARS OF     YEARS OF     YEARS OF     YEARS OF
 REMUNERATION      SERVICE      SERVICE      SERVICE      SERVICE
- ---------------  -----------  -----------  -----------  -----------
   $100,000      $    50,464  $    50,464  $    50,464  $    56,675
   $150,000      $    82,464  $    82,464  $    82,464  $    86,374
   $200,000      $   114,464  $   114,464  $   114,464  $   115,641
   $250,000      $   146,464  $   146,464  $   146,464  $   146,464
   $300,000      $   178,464  $   178,464  $   178,464  $   178,464
   $350,000      $   210,464  $   210,464  $   210,464  $   210,464
   $400,000      $   242,464  $   242,464  $   242,464  $   242,464
   $450,000      $   274,464  $   274,464  $   274,464  $   274,464
   $500,000      $   306,464  $   306,464  $   306,464  $   306,464
   $550,000      $   338,464  $   338,464  $   338,464  $   338,464
   $600,000      $   370,464  $   370,464  $   370,464  $   370,464
   $650,000      $   402,464  $   402,464  $   402,464  $   402,464
   $700,000      $   434,464  $   434,464  $   434,464  $   434,464
   $750,000      $   466,464  $   466,464  $   466,464  $   466,464
   $800,000      $   498,464  $   498,464  $   498,464  $   498,464

    A participant's remuneration covered by the Retirement Income Plan (the "Retirement Income Plan") is his or her average base salary and short-term incentive payment (as reported in the Summary Compensation Table) for the five calendar plan years during the last ten years of the participant's career for which such average is the highest or, in the case of a participant who has been employed for less than five full calendar years, the period of his or her employment with LG&E Energy and its subsidiaries. The estimated years of service for each named executive is as follows: 3 years for Mr. Casey; 27 years for Mr. Hale; 1 year for Mr. Staffieri; 9 years for Mr. Markel; and 4 years for Mr. Wood. Benefits shown are computed as a straight life single annuity beginning at age 65.

    Current Federal law prohibits paying benefits under the Retirement Income Plan in excess of $115,641 per year. Officers of LG&E Energy and LG&E with at least one year of service with either company are eligible to participate in LG&E's Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan"), which is an unfunded supplemental plan that is not subject to the $115,641 limit. Presently, participants in the Supplemental Executive Retirement Plan consist of all of the eligible officers of LG&E Energy and LG&E. This plan provides generally for retirement benefits equal to 64% of average current earnings during the final 36 months prior to retirement, reduced by Social Security benefits, by amounts received under the Retirement Income Plan and by benefits from other employers. As part of its employment agreement with Mr. Hale, LG&E established a separate Supplemental Executive Retirement Plan. The special plan generally provides for a retirement benefit for Mr. Hale of 2% for each of his first 20 years of service with LG&E Energy, LG&E or with certain prior employers, 1.5% for each of the next 10 years of service and 1% for each remaining year of service completed prior to age 65, all multiplied by Mr. Hale's final 60 months average compensation, less benefits payable from the Retirement Income Plan, benefits payable from any other qualified or nonqualified plan sponsored by LG&E Energy, LG&E or certain prior employers, and primary Social Security benefits. Under Mr. Hale's new employment agreement (see page 19 of this proxy statement), he may elect to commence payment of his retirement benefits at age 50. If he retires prior to age 65, Mr. Hale's benefits will be reduced by factors set forth in the employment agreement.

    The estimated annual benefits to be received under the Retirement Income Plan and the Supplemental Executive Retirement Plans upon normal retirement at age 65 and after deduction of Social Security benefits will be $213,108 for Mr. Casey; $362,052 for Mr. Hale; $122,508 for Mr. Markel; $169,452 for Mr. Staffieri; and $157,548 for Mr. Wood.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Ballard, Barr, Dabney, Gardner and Morton, Dr. Swain and Mrs. McNamara served as members of the Compensation Committee during 1993. None of the members of the Compensation Committee are or were officers or employees of LG&E Energy or its subsidiaries. Mr. Ballard is of counsel to the law firm of Greenebaum Doll & McDonald, which provides legal services to LG&E Energy from time to time.

EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT
ARRANGEMENTS AND CHANGE IN CONTROL PROVISIONS

    Roger W. Hale entered into an employment agreement with LG&E Energy through December 31, 1994. Mr. Hale is entitled under this agreement to a minimum base salary of $25,000 per month (subject to annual review by the Compensation Committee), and to participate in the Short-Term Plan and the Long-Term Plan. Mr. Hale's arrangement with LG&E Energy provides for a stock option target award of 45% of base salary and a long-term incentive target award of 100% of base salary. LG&E Energy's Board of Directors may terminate the agreement at any time and, if it does so for reasons other than cause, LG&E Energy must pay Mr. Hale's base salary for two years.

    In November 1993, Mr. Hale entered into a new employment agreement with LG&E Energy superseding the prior agreement. The new agreement was effective upon its execution, and extends through December 31, 1998. Under the new agreement, Mr. Hale is entitled to an annual base salary of not less than $385,000, subject to annual review by the Compensation Committee. The other substantive terms of the new agreement related to compensation remain essentially unchanged from the previous contract.

    In the event of a change in control, all officers of LG&E Energy shall be entitled to the following payments if, within twenty-four months after such change in control, they are terminated for reasons other than cause or disability, or their employment responsibilities are altered: (i) all accrued compensation; (ii) a severance amount equal to 2.99 times the sum of (a) his or her annual base salary and (b) his or her "target" award pursuant to the Short-Term Plan. However, in no event is the payment to the executive to equal or exceed an amount which would constitute a nondeductible payment pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or be subject to an excise tax imposed by Section 4999 of the Code. The executive is entitled to receive such amounts in a lump-sum payment within thirty days of termination. A change in control encompasses certain mergers and acquisitions, changes in Board membership and acquisitions of voting securities of LG&E Energy.

    Also upon a change in control of LG&E Energy, all stock-based awards shall vest 100%, and all performance-based awards, such as performance units and performance shares, shall immediately be paid out in cash, based upon the extent to which the performance goals have been met through the effective date of the change in control or based upon the assumed achievement of such goals, whichever amount is higher.

                             STOCKHOLDER PROPOSALS
                            FOR 1995 ANNUAL MEETING

    Any stockholder may submit a proposal for consideration at the 1995 Annual Meeting. Any stockholder desiring to submit a proposal for inclusion in the proxy statement for consideration at the 1995 Annual Meeting should forward the proposal so that it will be received at LG&E Energy's principal executive offices no later than November 28, 1994. Proposals received by that date that are proper for consideration at the Annual Meeting and otherwise conforming to the rules of the Securities and Exchange Commission will be included in the 1995 proxy statement.

                                 OTHER MATTERS

    At the Annual Meeting, it is intended that the first three items set forth in the accompanying notice and described in this proxy statement will be presented. Should any other matter be properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment. The Board of Directors knows of no other matters which may be presented at the meeting.

    LG&E Energy will bear the costs of this proxy solicitation. LG&E Energy will provide copies of this proxy statement, the accompanying proxy and the Annual Report to brokers, dealers, banks and voting trustees, and their nominees, for mailing to beneficial owners, and upon request therefor, will reimburse such record holders for their reasonable expenses in forwarding solicitation materials. In addition to using the mails, proxies may be solicited by directors, officers and regular employees of LG&E Energy or its subsidiaries, in person or by telephone. LG&E Energy and LG&E have retained D.F. King & Co., Inc., a firm of professional proxy solicitors, to assist in the solicitations at an estimated fee of $5,000 plus reimbursement of reasonable expenses.

    ANY STOCKHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF LG&E ENERGY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 1993, BY SUBMITTING A REQUEST IN WRITING TO: DOROTHY E. O'BRIEN, SECRETARY, LG&E ENERGY CORP., P.O. BOX 32030, 220 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40232.

                               LG&E ENERGY CORP.

                               STOCK OPTION PLAN

                          FOR NON-EMPLOYEE DIRECTORS






                   As approved by the Board of Directors of
                   LG&E Energy Corp. on December 1, 1993 and
              submitted to the Stockholders of LG&E Energy Corp.
                               on May 24, 1994.

                               LG&E ENERGY CORP.
                               STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS


1.    NAME AND IDENTITY OF THE PLAN.

      This instrument and the plan set forth herein shall be known as the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors (the "Plan").

2.    PURPOSE.

      The purpose of the Plan is to aid LG&E Energy Corp., a Kentucky corporation (the "Company"), in attracting capable individuals to serve on the Company's Board of Directors and to provide an inducement for such individuals to continue to serve on the Board, to increase their investment in the Company with the interest and outlook of an owner and to realize an economic benefit from any future appreciation in the price of the Company's Common Stock. These objectives will be promoted through the granting to such individuals of Options to acquire shares of Common Stock of the Company pursuant to the terms of the Plan.

3.    DEFINITIONS.

      As used herein, the following terms shall have the meanings indicated below, unless the context shall give a clear meaning to the contrary:

      (a) "Company" shall mean LG&E Energy Corp., a Kentucky corporation, or any successor thereto as provided in Section 16 of this Plan.

      (b) "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

      (c)   "Stockholders" shall mean the stockholders of the Company.

      (d) "Eligible Director" shall mean a member of the Board who is not, and has not been at any time within the preceding three years, an officer or employee of the Company or any of its subsidiaries or affiliates.

      (e) "Administrator" shall mean the Chairman of the Board of the Company, or such other individual as may be designated by the Board.

      (f) "Common Stock" shall mean the common stock, no par value, of the Company.

      (g) "Option Agreement" shall mean the LG&E Energy Corp. Stock Option Agreement for Non-Employee Directors.

      (h) "Fair Market Value" shall mean the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange ("NYSE") for the week including the date of determination thereof.

      (i) "Option" shall mean an option granted under the Plan to an Eligible Director for the purchase of shares of Common Stock.

      (j)   "Optionee" shall mean the recipient and holder of an Option.

      As used herein, the singular shall include the plural and vice versa, and words used in any gender shall include all genders, unless the context shall give a clear meaning to the contrary.

4.    ADMINISTRATION OF THE PLAN.

      The Plan shall be administered by the Administrator. Subject only to the express restrictions, limitations, and directions of other provisions of the Plan, the Administrator shall have sole, absolute and full authority and power: (a) to interpret the Plan; (b) to establish, amend and rescind rules and regulations relating to, and consistent with, the Plan; and (c) to do such other things and make such other determinations, decisions and interpretations as he deems necessary or advisable to carry out the purposes of the Plan and its orderly administration. All actions, determinations, decisions and interpretations taken and made by the Administrator shall be final and conclusively binding on all persons whomsoever.

5.    STOCK SUBJECT TO THE PLAN.

      The aggregate number of shares of Common Stock which may be purchased by exercise of Options shall not exceed 250,000, subject to adjustment as provided in Section 7 of the Plan. Accordingly, at any one time the total of the number of shares of Common Stock subject to outstanding Options and the number of shares of Common Stock purchased by exercise of Options shall not exceed 250,000, subject to such adjustment. If any Option expires or terminates without having been exercised in full, the unpurchased shares which were subject thereto, unless the term of the Plan has expired or it has been terminated, shall become available for grant of other Options. Shares available for issuance under the Plan shall be authorized but unissued shares or shares purchased on the open market for such purpose.

6.    GRANT OF OPTIONS; OPTION FORMULA.

      Each person who is a member of the Board on February 2, 1994, and is then an Eligible Director shall automatically be granted an Option for 2,000 shares of Common Stock on that date. Thereafter, upon initial election or appointment to the Board, each Eligible Director shall automatically be granted an Option for 2,000 shares of Common Stock on such initial date of election or appointment. Following such initial grants, each Eligible Director shall be granted an Option for 2,000 shares of Common Stock annually, with such grant to be made on the first Wednesday of February.

      The option exercise price per share for each share of Common Stock covered by an Option shall be the Fair Market Value on the date of the grant of such Option, subject to adjustment as provided in Section 7. Options granted on February 2, 1994 or otherwise prior to approval of this Plan by the Stockholders of the Company, shall be subject to the condition that the Plan be approved by Stockholders as provided for in
      Section 8 and shall terminate if not so approved. No Option shall be granted as provided for herein if the number of shares of Common Stock then remaining available for grant is insufficient for full grant of all Options to be granted on that date pursuant to the foregoing provisions of this Section 6. The numbers of shares to be granted pursuant to such provisions shall be subject to adjustment as provided in Section 7.
      Such Options shall continue to be granted to Eligible Directors until the Plan is terminated or amended to eliminate or change such grants.

7.    ADJUSTMENT PROVISIONS.

      In the event of any stock dividend, stock split, combination of shares or other change in respect of the Common Stock, (1) the aggregate number of shares of Common Stock then remaining available for grant of Options under the Plan, the number of shares of Common Stock for which each Option not yet granted pursuant to Section 6 shall be granted and the number of shares of Common Stock then subject to each outstanding Option shall be adjusted in proportion to such change in issued shares; and (2) the option price under each then outstanding Option shall be adjusted so that the total consideration payable to the Company upon exercise of such Option shall not be changed by reason of such change in the Common Stock.

8.    TERM OF PLAN.

      The Plan shall become effective upon its adoption by the Board subject to approval by Stockholders at the 1994 Annual Meeting of Stockholders, including any adjournment thereof, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to
      Section 15, until all Common Stock subject to the Plan shall have been purchased or acquired according to the provisions herein. Grants may be made under the Plan prior to Stockholder approval, subject to the condition that the Plan shall be terminated and such grants shall be cancelled in the event that Stockholders have not approved the Plan by August 31, 1994.

9.    EXERCISE OF OPTIONS.

      No Option shall be exercisable during the first twelve months from and including its date of grant or later than ten years from its date of grant. At the end of twelve months from and including its date of grant, each Option becomes exercisable for 100% of the shares of Common Stock covered thereby. The privilege shall, to the extent exercisable at any time, be exercisable in whole or in part.

      In the event of a tender offer or an exchange offer (other than one made by the Company) for shares of Common Stock, all then exercisable, but unexercised Options granted under the Plan shall continue to be exercisable during the thirty-day period following the first purchase of shares of Common Stock pursuant to such tender offer or exchange offer, but not beyond the Option expiration date.

      An Option shall be exercised by written notice to the Administrator given by the person entitled to exercise such Option. Said notice shall state the date of grant of the Option, the number of shares of Common Stock subject thereto, and the number of shares of Common Stock with respect to which the Option is exercised. No such notice which is inconsistent with any provision of the Option Agreement or the Plan shall be effective. No such notice shall be effective unless and until the Company, in the person of the Administrator, is in receipt of full payment of the option exercise price for the shares of Common Stock in respect of which the Option is being exercised. No right (including, without limitation, the right to any dividend or to vote) with respect to such shares of Common Stock shall accrue until after the date of the stock certificate representing such shares.

      Payment of the option exercise price may be made in cash, by delivery of whole shares of Common Stock having a Fair Market Value on the date written notice of exercise is delivered equal to the option exercise price, or partly in cash and partly in whole shares of Common Stock.

10.   OPTION TERM.

      The term of each Option shall be 10 years.

11.   NON-TRANSFERABILITY.

      An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or under the laws of descent and distribution. An option may be exercised, during the lifetime of the Optionee, only by the Optionee.

12.   TERMINATION OF DIRECTORSHIP.

      If for any reason an Optionee ceases to be a director of the Company, all then-unexercisable Option grants under this Plan and held by such Optionee shall be cancelled as of the date of such termination.

      If an Optionee ceases to be a director of the Company for any reason other than death or removal pursuant to Paragraph D of Article Eighth of the Company's Articles of Incorporation, each then-exercisable Option held by such Optionee shall be exercisable within a period of three years following the date the Optionee ceased to be a director, but in no event beyond the Option expiration date. In the event the Optionee dies during such three-year period, each such then-exercisable Option held by such Optionee, shall be exercisable by the legal representative of his estate, or by the person taking by will or under the laws of descent and distribution, within the time remaining in the three-year period or within a period of twelve months following the date of death, whichever is longer, but in no event beyond the Option expiration date.

      In the event an Optionee ceases to be a director by reason of death, each then-exercisable Option held by such Optionee shall be exercisable by the legal representative of his estate, or by the person taking by will or under the laws of descent and distribution, within a period of twelve months following the date of death.

      In the event that an Optionee is removed from the Board pursuant to Paragraph D of Article Eighth of the Company's Articles of
      Incorporation, all of the Option rights of such Optionee, whether or not then exercisable, shall terminate immediately.

13.   OPTION AGREEMENTS.

      Each Option shall be evidenced by a written Option Agreement signed by the Optionee and, on behalf of the Company, by the Administrator. The form of the Option Agreement shall be as provided by the Administrator. Each Option Agreement by its own express terms shall set forth: (i) the name of the Optionee, (ii) the date of the grant of the Option, (iii) the number of shares of Common Stock subject thereto, and (iv) the option exercise price per share of Common Stock, as determined pursuant to Section 6 hereof. Each Option Agreement shall otherwise set forth the provisions of the Plan or incorporate the same therein by reference.

14.   CONDITIONS UPON ISSUANCE OF SHARES.

      The Company shall have no obligation to sell, issue, or deliver any shares of Common Stock pursuant to any Option or the exercise thereof if, in the opinion of counsel for the Company, the sale, issuance, or delivery of such shares of Common Stock would be in violation of any provision of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended; any regulation or rule promulgated under either of said acts; any regulation, rule, or requirement of any stock exchange upon which shares of Common Stock may then be listed; or any other law, regulation, rule, or requirement whatever which, in the opinion of said counsel, may be applicable. In such circumstances, the Company shall be without liability for the non-sale, non-issuance, and non-delivery of such shares, except for the return of any payment of the option price for such shares made by the Optionee, or any person standing in his stead, to the Company. Without assumption of or exposure to liability for failure of accomplishment of the purpose, the Company nonetheless commits itself to a standard of reasonable care and effort for the avoidance or cure of any obstacle to the sale, issuance, and delivery of shares hereunder. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant in writing at the time of such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares, and may require that shares delivered upon exercise of an Option bear an appropriate restrictive legend.

15.   SUSPENSION, TERMINATION, MODIFICATION, AND AMENDMENT.

      Subject to the last sentence of this Section 15, the Board shall have the power to suspend, terminate, revise, or amend the Plan, provided that suspension, termination, revision or amendment shall be without effect on any Option previously granted and then outstanding, and further provided that, except with the approval of Stockholders, the Board may not increase the maximum number of shares of Common Stock subject to the Plan; change any provision as to the class of persons to whom Options may be granted or the number of shares for which Options are to be granted to any person; reduce the minimum option price for an Option below 100% of the Fair Market Value of the stock subject thereto on the date of grant; increase the period for exercising any Option beyond ten years from the date of grant; or change provisions relating to the exercise of Options set forth in Section 9. Notwithstanding anything to the contrary in this Section 15, as long as may be required by
      Section 16b-3 of the Securities Exchange Act and the regulations promulgated thereunder, the terms of this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder.

16.   SUCCESSORS.

      All obligations of the Company under the Plan, with respect to Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

17.   HEADINGS.

      All headings contained in this Plan are for convenience of reference only and shall not be considered in construing any provisions hereof.

18.   GOVERNING LAW.

      This Plan shall be governed by and in accordance with the laws of the Commonwealth of Kentucky.

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 1994

The Annual Meeting of Stockholders of LG&E Energy Corp. will be held on Tuesday, May 24, 1994, at 10:00 a.m. at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky. The left side of this form is a ticket request form. If you plan to attend the Annual Meeting, please
return the ticket request form   with   your   proxy.   An admission ticket
will be mailed to you prior to the meeting. If you wish to attend the meeting but do not have a ticket, you will be admitted to the meeting after presenting personal identification and proof of stock ownership.

THE BOTTOM RIGHT PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully
explained in the enclosed Notice of  Annual  Meeting  of   Stockholders  and
Proxy   Statement.  To  vote   your proxy, please MARK by placing an "X"   in
the   appropriate  box,   SIGN  and   DATE  the   proxy.  Then  please DETACH
and RETURN the
completed proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                       DETACH HERE           DETACH HERE
- --------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS                         PROXY
                                                  COMMON
/ / FOR all nominees listed below                    LG&E ENERGY CORP.
    (except as marked to the con-                    220 WEST MAIN STREET
    trary below)                                     P.O. BOX 32030
/ / WITHHOLD AUTHORITY to                            LOUISVILLE, KENTUCKY 40232
    vote for all nominees listed
    below                           ACCOUNT NUMBER   COMMON SHARES OF RECORD

(INSTRUCTION: TO WITHHOLD AUTHORITY TO
VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A
LINE THROUGH THE NOMINEE'S NAME)

WILLIAM C. BALLARD, JR.
S. GORDON DABNEY
T. BALLARD MORTON, JR.

2.  APPROVAL OF ARTHUR ANDERSEN
    & CO. AS INDEPENDENT AUDITORS

/ / FOR  / / AGAINST / / ABSTAIN

3.  APPROVAL OF LG&E ENERGY CORP.
    STOCK OPTION PLAN FOR NON-      ----------------------   ------------------
    EMPLOYEE DIRECTORS                    SIGNATURE               SIGNATURE

/ / FOR  / / AGAINST / / ABSTAIN     ----------   SIGNATURE(S) SHOULD CORRESPOND
                                                  TO THE NAME(S) APPEARING IN
                                                  THIS PROXY. IF EXECUTOR,
                                                  TRUSTEE, GUARDIAN, ETC. PLEASE
                                                  INDICATE.

- -------------------------------------------------------------------------------
                        DETACH HERE           DETACH HERE

                                           PLEASE SEND AN ADMITTANCE TICKET TO:

LG&E ENERGY CORP.
220 WEST MAIN STREET
P.O. BOX 32030
LOUISVILLE, KENTUCKY 40232


                    TICKET REQUEST
        (PLEASE RETURN THIS CARD BY MAY 9, 1994)

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                               LG&E ENERGY CORP.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 24. 1994

   Roger W. Hale, Victor A. Staffieri and Edward J. Casey, Jr. are hereby appointed as proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof, at the Annual Meeting of Stockholders of LG&E Energy Corp. to be held on May 24, 1994, and at any adjournment thereof, as directed on the reverse side hereof, and in their discretion to act upon any other matters that may properly come before the meeting or any adjournment thereof.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY TO
CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN THE
           COMPLETED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 1994

The Annual Meeting of Stockholders of LG&E Energy Corp. will be held on Tuesday, May 24, 1994, at 10:00 a.m. at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky. The left side of this form is a ticket request form. If you plan to attend the Annual Meeting, please return the ticket request form with your proxy. An admission ticket will be mailed to you prior to the meeting. If you wish to attend the meeting but do not have a ticket, you will be admitted to the meeting after presenting personal identification and proof of stock ownership.

THE BOTTOM RIGHT PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. To vote your proxy, please MARK by placing an "X" in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

             DETACH HERE                          DETACH HERE
- -------------------------------------------------------------------------------
1.  ELECTION OF DIRECTORS           PROXY
                                     ESOP          LG&E ENERGY CORP.
/ /FOR all nominees listed below                   220 West Main Street
except as marked to the contrary below             P.O. Box 32030
/ /WITHHOLD AUTHORITY to                           Louisville, Kentucky 40232
vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY
TO VOTE FOR AN INDIVIDUAL NOMINEE,   ACCOUNT NUMBER  COMMON SHARES OF RECORD
STRIKE A LINE THROUGH THE NOMINEE'S
NAME)

       WILLIAM C.BALLARD, JR.
          S. GORDON DABNEY
       T. BALLARD MORTON, JR.

2.  APPROVAL OF ARTHUR ANDERSEN &
    CO. AS INDEPENDENT AUDITORS
/ /FOR    / /AGAINST   / /ABSTAIN

3.  APPROVAL OF LG&E ENERGY CORP.
STOCK OPTION PLAN FOR NON-           ------------------   -----------------
EMPLOYEE DIRECTORS                       SIGNATURE            SIGNATURE
/ /FOR    / /AGAINST   / /ABSTAIN
                                     ------------ SIGNATURE(S) SHOULD CORRESPOND
                                                  TO THE NAME(S)  APPEARING   IN
                                                  THIS  PROXY.   IF    EXECUTOR,
                                                  TRUSTEE,   GUARDIAN,      ETC.
                                                  PLEASE INDICATE
- -------------------------------------------------------------------------------
              DETACH HERE          DETACH HERE

                              PLEASE SEND AN ADMITTANCE TICKET TO:


LG&E ENERGY CORP.
220 West Main Street
P.O. Box 32030
Louisville, Kentucky 40232

               TICKET REQUEST

  (PLEASE RETURN THIS CARD BY MAY 9, 1994)

                               LG&E ENERGY CORP.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 1994

     Roger W. Hale, Victor A. Staffieri and Edward J. Casey, Jr. are hereby appointed as proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof, at the Annual Meeting of Stockholders of LG&E Energy Corp. to be held on May 24, 1994, and at any adjournment thereof, as directed on the reverse side hereof, and in their discretion to act upon any other matters that may properly come before the meeting or any adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

    Please mark, sign and date this proxy on the reverse side and return the
               COMPLETED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.